Exhibit 10.13

OFFICE LEASE

THIS LEASE, made and entered into this 18th day of October, 202 l, by and between ONE SUMMIT II, LLC (hereinafter called Landlord), and Freedom Freight Solutions, LLC (hereinafter called Tenant).

WITNESSETH:

ARTICLE I

Premises

The Landlord for and in consideration of the rents, covenants, and agreements hereinafter set forth and hereby agreed to be paid, kept, and performed by said Tenant, or Tenants, successors, and assigns, has leased and by these presents does lease to said Tenant that portion of the Building located at 110 E. Wayne St. in the City of Fort Wayne, County of Allen, State of Indiana, more particularly described as:

151 Floor, Suite 1502, containing approx. 3,233 rentable square feet.

Hereinafter referred to as the "leased premises." (Exhibit "A" attached hereto.)

ARTICLE II

Occupancy and Use

Section 2.1 Use of Premises. The leased premises shall be used and occupied by Tenant, subject to the conditions herein contained, for the operation transportation brokerage office. In no event shall the leased premises be used or occupied by the Tenant in any manner contrary to law, zoning regulations, or recorded restrictions, if any. This shall be a full-service lease

Section 2.2 Acceptance. Tenant has inspected the premises and is satisfied with the physical condition thereof, and Tenant's taking possession of the premises shall be conclusive evidence that the same were in good condition and repair. Tenant agrees that no representation as to the condition of repair of the premises has been made except as herein noted and that no promise to decorate, alter, repair, or improve the premises prior to or during the term has been made, unless provided in this lease.

ARTICLE III

Term

The term of this lease shall be for six (6) months, commencing on November 15, 2021, and ending on May 15, 2022, both dates inclusive. Occupancy may begin upon full lease execution. Rent shall begin on November 15, 2021. After the original six-month term lease will continue on a month-to-month basis and can be terminated be either party with 30 days advance written notice.

ARTICLE IV

Rent and Deposit

Section 4.1 Rent. Tenant shall, without deduction, abatement, or set-off of any nature whatsoever, pay lo Landlord as fixed rent for the leased premises the sum of $4,175.96 per month each, in advance and without demand on the first day of each and every calendar month throughout the term of this lease. If the commencement date of this lease shall be other than the first day of a calendar month, then Tenant shall pay rent at the rate herein established on a pro-rata basis for the number of days of tenancy during such initial month and shall hereunder make rent payments on the first day of each calendar month, with a like adjustment for the final month of the lease term if applicable. The rent shall be payable at the office of the Landlord at 200 E. Main Street, Suite 580, Fort Wayne, IN 46802, or at such other place as Landlord may from time to time designate in writing. Rent lo begin November 15, 2021.

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Failure of Landlord to make demand for rental when due shall not excuse payment thereof. Tenant shall pay all items of additional rent and any other sum to Landlord forthwith; and said amounts, and also unpaid rent installments including all charges and costs treated as additional rent hereunder shall bear interest from and after ten (10) day after due date until paid at the rate of eighteen (18%) percent per annum or the maximum legal rate, whichever is less.

Section 4.2 Security Deposit. Tenant has paid to Landlord, upon execution of this Lease, the sum of $4,175.96 as security for the performance of Tenant's obligations hereunder, including the payment of any rentals. [n the event of a default by Tenant, Landlord at its option may apply such part of the deposit as may be necessary to cure the default, and if Landlord does so, Tenant shall upon demand redeposit with Landlord an amount equal to that so applied so that Landlord may have the full security deposit on hand at all times during the term of this Lease. Upon the termination of this Lease (provided Tenant is not in default hereunder) Landlord shall refund to Tenant any then remaining balance of the deposit without interest.

ARTICLE V

Landlord Services

To provide elevator service where applicable.

A.	To provide water for lavatory and drinking purposes in places designated by Landlord.

B.	To provide maintenance services to keep the public areas of the building in good order and to cause the leased premises to be cleaned by sweeping floors, dusting the surfaces of normal office furniture, and emptying waste baskets on each business day, and to cause the floors and windows of the public areas in the leased premises to be cleaned at reasonable intervals. Janitorial services to be equivalent to service in a Class A office building.

C.	With regard to the furnishing of air conditioning as provided in an above and electric power as provided in B." above, Tenant covenants and agrees not to use any apparatus or device not required to conduct normal financial institution business in, upon or about the leased premises which in any way may increase the demand and usage of such services as normally and usually furnished or supplied to the premises and shall not connect any apparatus or device to the conduits or pipes or other means by which such services are supplied for the purpose of using or acquiring additional or unusual amounts of such services without the written consent of Landlord, consent not to be unreasonably withheld. Should Tenant use such demand, use, or require such additional services, Landlord shall charge for the same. Such charge shall be additional rental and shall be based upon the requirements and usage which arc in excess of the usual, customary and normal office usage of such building. Such charge shall be based upon the average cost per unit of electricity for the building applied to the excess use as determined by an independent engineer selected by Landlord and tenant, or shall be determined by a sub-meter to be furnished and installed al the option of the Landlord and at Tenant's expense. If Tenant refuses to pay upon demand to landlord any such excess charge, such refusal shall be and constitute a breach of the obligation to pay rent under and pursuant to this Lease and entitle Landlord to any and all rights and remedies herein granted Landlord and reserved to Landlord for such breach.

D.	To furnish Tenant, free of charge, with two keys for each door entering the leased premises, and additional or replacement keys will be furnished at a charge by Landlord equal to its cost plus 15% on an order signed by Tenant or Tenant's authorized representative. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of leased premises, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this lease, Tenant shall surrender to Landlord all keys of the leased premises and give to Landlord the explanation of the combination of all locks for safes, safe cabinet, and vault doors, if any, in the leased premises.

E.	Landlord agrees to furnish a Lobby Directory Board Strip identifying Tenant on the Lobby Directory Board. The cost of any changes or additions will be charged to the Tenant.

F.	Landlord shall not be responsible for any security to the building, the leased premises, and Tenant's property therein, except locking exit and entry doors to the common area.

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G.	No interruption or malfunction of any of the service to be furnished by Landlord hereunder shall constitute an eviction or disturbance of Tenant's use and possession of the leased premises, or a breach by the Landlord of any of its obligations hereunder, or render the Landlord liable for damages or entitle Tenant to be relieved of any of its obligations hereunder (including obligation to pay rent) or grant Tenant any right of set off or recoupment unless caused by gross negligence or willful misconduct of the Landlord. In the event of any such interruption or malfunction of such services, however, Landlord agrees to use reasonable diligence lo restore such services.

H.	Pest control services to the premises.

Section 5.2 Tenant's Improvements. Except for the pre-approved improvements shown under Special Provisions Item l, no alteration, addition, improvement, or refinishing of 01· to the leased premises shall be made by Tenant without the prior written consent not be unreasonably withheld, of the Landlord. Any alteration, addition, or improvement made by the Tenant after such consent shall have been obtained shall be made strictly in accordance with all applicable building codes and governmental authority regulations, and all such alterations, additions, or improvements and any fixtures installed by Tenant (including wall-to-wall carpeting and wall paneling) shall become the property of the Landlord upon the expiration or other sooner termination of this lease.

Section 5.3 Structural Repairs and Maintenance. The Landlord will make any and all repairs and replacements to maintain in good order and repair the exterior, common areas, and structural parts of the building. This is a full service gross lease with the Landlord responsible for repairs to the tenant's premises, including ceiling light bulbs and fixtures, plumbing, electrical, HVAC, doors, windows, except for tenant's installed trade textures and furniture. Landlord reserves the right, pursuant to governmental requirements, to make such repairs, alterations or improvements in or to the building or to any part thereof, including the leased premises, as it shall deem necessary or appropriate and during such operations to close entrances, doors, corridors, and other facilities, and to erect scaffolding and other apparatus on the sidewalks in front of and on the exterior portions of the building, all without liability to the Tenant by reason of interference, inconvenience or annoyance, provided, however, that all such work shall be done in such manner as to cause the least possible interference, inconvenience, and annoyance to the Tenant, and provided further that, except in case of emergencies, ten ( I 0) days' notice of intention to enter the premises for such purpose shall be given to the Tenant.

ARTICLE: VI

Liens

Tenant shall not permit any mechanics' lien to be filed against the fee of the leased premises or against the Tenant's leasehold interest in the premises by reason of work, labor, services or materials supplied or, claimed to have been supplied to the Tenant or any holding the leased premises through or under the Tenant, whether prior or subsequent to the commencement of the term hereof. If any such mechanics' lien shall at any time be filed against the leased premises and Tenant shall fail to remove same within thirty (30) days after notification to tenant, it shall constitute a default under the provisions of this lease.

ARTICLE VII

Assignment and Subletting

Tenant shall not assign or encumber this lease, nor sublet nor permit the leased premises or any part thereof to be used by others without prior written consent by Landlord, said consent not to be unreasonably withheld. No consent by the Landlord, nor the acceptance of assignee, subtenant or occupant as a tenant shall release the Tenant from the further performance by the Tenant of the covenants in this lease or be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting. ln any event Tenant shall remain primarily liable on this lease for the entire term hereof and shall in no way be released from the full and complete performance of all the terms, conditions, covenants, and agreements herein contained. This lease may be assigned by Landlord, and upon such assignment the obligations of Landlord hereunder shall become obligations solely of such assignee.

In the event that Tenant shall sublet the leased premises for a rental in excess of the fixed rent due hereunder from Tenant to Landlord, then, notwithstanding any other provision contained in this lease to the contrary, the fixed rent provided for in Section 4.1 of this lease shall automatically be increased during the term of such sublease to a sum equal to the amount of rent payable under such sublease less cost paid to produce the subtenant lo include but not limited to the expenses paid to real estate brokers, tenant improvements, and costs to market the space. In the event that Tenant shall receive any valuable consideration for an assignment of the Tenant's interest in this lease, then notwithstanding any other provision contained in this lease to the contrary, Tenant shall pay to Landlord as additional rent hereunder the amount of consideration thereby received.

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ARTICLE VIII

Landlords' Non-liability and Indemnification of Landlord

Section 8.1 Indemnification of Landlord.

A. Tenant shall indemnify Landlord and save Landlord harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon or at or from the leased premises, including the common areas and facilities adjacent thereto, or the occupancy or use by Tenant of said premises or any part thereof, or occasioned wholly or in part by any act of omission of Tenant, its agents, contractors, employees, servants, invitees or licensees.

B. Tenant shall store its property in and shall occupy the leased premises and common areas al its own risk, and releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury or property damage.

C. Landlord shall not be responsible or liable al any time for any loss or damage to Tenant's equipment, fixtures or other personal property of Tenant or to Tenant's business unless caused by gross negligence of Landlord or it's representatives.

D. Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damage lo either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting, or adjoining premises.

E. Landlord shall not be responsible for any defect, latent or otherwise in the building of which the leased premises are a part, or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable for any injury, loss, or damage to any person or to any property of Tenant or other person caused by or resulting from bursting, breakage, leakage, running, backing up, seepage, or the overflow of water, sewerage, steam, snow or ice, in any part of said premises or for any injury or damage caused by or resulting from act of God or the elements unless caused by the gross negligence or willful misconduct of Landlord.

F. In case Landlord shall without fault on its part be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and pay all costs, expenses, and reasonable attorney's fees.

Section 8.2 Insurance.

A. Tenant shall procure and keep in force at all times during the term of this lease, at its expense, public liability insurance in an amount of not less than $1,000,000.00 for personal injury to any one personal $1,000,000.00 for personal injuries arising out of any one accident; and $500,000.00 property damage. Landlord shall be named as one of the insured parties under such policies of insurance. When requested by Landlord, Tenant shall furnish Landlord with a certificate, or certificates, issued by the insurance carrier evidencing such insurance. Landlord shall carry public liability insurance for common areas, tenant to be named Additional Insured on the common area of liability policy.

ARTICLE IX

Waiver of Subrogation

Notwithstanding anything herein to the contrary, Landlord and Tenant and all parties claiming under them, hereby mutually release and discharge the other from all claims and liabilities arising from or caused by any hazard covered by insurance on the leased premises, the building in which they are located, or covered by insurance in connection with property on or activities conducted at the building or the leased premises, regardless of the cause of the damage or loss. This release shall apply only to the extent that such loss or damage is covered by insurance and only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies.

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ARTICLE X

Holding Over

In the event that Tenant or any party holding under Tenant shall hold over the leased premises beyond the expiration of the term of this lease, whether by expiration or forfeiture, such party shall pay 150% hereunder during such hold over period. Provided, however, that if Tenant shall remain in possession of the leased premises beyond the expiration of the term with the express consent of the Landlord then such possession shall be as a month-to-month tenant at the same rent as the last month of the lease term, and the provisions of this lease shall be applicable. Prior to termination of this lease, or any extension thereof, if Tenant is not in default on any obligation or covenant under this lease, Tenant may remove its office supplies and movable office furniture and equipment from the leased premises, and shall promptly repair any damage cause by such removal.

ARTICLE XI

Rights Reserved to Landlord

Landlord reserves the following special rights:

A.	Landlord, and its duly authorized agents, employees and contractors shall have access to the leased premises at all reasonable times with prior notice provided to tenant except in the case of emergency repairs for the purposes of inspecting the same and making necessary repairs or replacements as called for hereunder or as the Landlord shall elect to undertake for the safety, preservation, benefit or welfare of the building of which the leased premises constitute a part of other tenants thereof.

B.	To show the premises to prospective tenants or brokers during the term of this lease, including any renewal terms, and to prospective purchasers or mortgagees at all reasonable times, with 24 hours prior notice provided to the tenant.

C.	To place and maintain Landlord's usual "For Rent" signs upon the leased premises, for the last ninety (90) days of this lease, provided signs do not interfere with Tenant's security policies and procedures.

ARTICLE XII

Default

The following events shall be deemed to be events of default by Tenant under this lease:

A.	If Tenant shall fail to pay any fixed or additional rent hereby reserved when due 2 days aner notification.

B.	If Tenant shall fail to comply with any term, or provision, or covenant of this lease, other than the payment of rent, and shall not cure or diligently show effort to cure such failure within ten (I 0) days after written notice thereof to Tenant.

C.	If Tenant shall become insolvent, or shall make a transfer in fraud of its creditors, or shall make an assignment for the benefit of its creditors.

D.	If Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudicated bankrupt of insolvent in the proceedings filed against Tenant thereunder.

E.	If a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

F.	If Tenant shall desert or vacate and not pay rent on any substantial portion of the leased premises.

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Section 12.1 Remedies of the Landlord. Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies provided by law) without any notice or demand whatsoever:

A,	Declare immediately due and payable the entire amount of the rent then remaining lo be paid under this lease for the balance of the lease term.

B.	Enter upon and take possession of the leased premises without terminating this lease and without relieving Tenant of its obligation to make the monthly payments or rent herein reserved, and expel or remove Tenant and any other person who may be occupying said premises or any part thereof and any personal properly or trade fixtures located therein (including changing or altering the locks and other security devices) and relet the leased premises in the name of Landlord or

Tenant at any rental readily obtainable, and receive the rent therefore. In such event Tenant shall pay to Landlord on demand any deficiency that may arise by reason of such reletting and the expenses of such reletting, for the residue of the term of this lease.

C.	Forfeit and terminate this lease forthwith. In the event of such termination, Tenant shall immediately surrender the leased premises lo Landlord and if Tenant fails to do so, Landlord may enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and any personal properly or trade fixtures located therein. In the event of the forfeiture of this lease as herein provided, Tenant agrees that any security deposit being held by Landlord hereunder shall be forfeited to Landlord as liquidated damages for Tenant's default, which liquidated damages shall be in addition to and not in lieu of any unpaid rent or any other damages accruing to Landlord by reason of violation by Tenant of any of the terms, provisions. And covenants of this lease.

Tenant hereby waives demand for rent, demand for possession, notice of forfeiture, notice of termination and any and all other demands or notices required by law.

Pursuit by Landlord of any of the foregoing remedies or any other remedy provided by law shall not constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation by Tenant of any of the terms, provisions, and covenants of this lease. In no event shall Tenant be relieved from its obligation to pay the rentals specified in this lease by reason of a surrender of possession, termination of this lease or in any other manner whatsoever, unless specifically agreed to in writing by Landlord.

ARTICLE XIII

Damage by Fire and Eminent Domain

Section 13.1 Damage and Destruction.

A.	In the event that the leased premises or any substantial part thereof, or any substantial part of the building of which the leased premises are a part shall be destroyed or damaged by fire or unavoidable casualty, then this lease may be terminated al the election of Landlord, such election to be made by the giving of written notice to Tenant within sixty (60) days after such destruction or damage.

1.	If Landlord shall not exercise said election or if such damage or destruction shall not affect a substantial part of the leased premises or building, this lease shall continue in force and Landlord covenants in such event, lo repair or rebuild with reasonable diligence the building in which the leased premises are located, so as to make the leased premises as nearly similar in value and character to their condition immediately prior to such destruction or damage as shall be practicable and reasonable, to zoning and building laws then in existence. "Net proceeds of insurance recovered" refers to the gross amount of such insurance less the reasonable expenses of landlord in connection with the collection of the same, including without limitation fees and expenses for legal and appraisal services. In such event, however, Landlord shall not be required to repair, or rebuild or restore any additions alterations or improvements made by or for the Tenant and not required by this lease to be furnished by Landlord, nor any trade fixtures, furniture, equipment, signs or other properly installed by or belonging to Tenant.

2.	If Landlord shall not exercise said election and if the leased premises shall not be repaired and rebuilt as above provided within one hundred eighty (180) days from date of such destruction or damage, then this lease and rent payments may be terminated at the election of Tenant, such election to be made by the giving of written notice to Landlord within ten (I 0) days after the end of said period.

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B.	If this lease is not terminated as above provided and if the fault or neglect of the Tenant or its agents, servants, or employees did not cause or contribute to such damage or destruction, then from and after such damage or destruction and until the leased premises are repaired or rebuilt in accordance with the foregoing provisions the fixed annual rent will abate from the date of destruction or taking, either wholly or proportionately, according to the extent that the leased premises have been rendered untenantable by such damage or destruction.

Section 13.2 Condemnation.

A.	If the whole of the leased premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by purchase under threat of condemnation, then this lease and rent payments shall automatically terminate as of the date that title shall be taken.

B.	If any part of the building of which the leased premises comprise a part or any parking area adjacent thereto shall be so taken and this lease shall not be terminated under the provisions of 13.2 (a) above, then Landlord shall have the option to terminate this lease upon one hundred twenty ( l 20) days' notice to Tenant, if continued operation of the remaining structure or improvements is uneconomic, in Landlords' sole discretion.

C.	In any event, all compensation awarded or paid upon such a total or partial taking shall belong to and be the property of the Landlord without any participation by the Tenant provided, however, that nothing contained herein shall be construed to preclude the Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of business, depreciation to, damage to, or cost of removal of, or for the value of trade fixtures, furniture and other personal property belonging to the Tenant in addition to moving costs to relocate business, unamortized capital tenant improvements to tenant's premises and increased rental rate caused by the taking; provided, however, that no such claim shall diminish or otherwise affect the Landlord's award.

ARTICLE XIV

Surrender of Premises

At the expiration of the lease term, Tenant shall surrender the leased premises n as good condition as they were at the beginning of the term, reasonable wear and tear excepted. Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the term of this lease as herein provided, and the term of this lease shall expire-on the termination date herein mentioned without notice being required from either party.

ARTICLE XV

Waiver

No waiver by either party of any violation or breach of any of the terms, provisions, and covenants of this lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by a party lo enforce one of more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

If a party incurs any expenses, including court costs and attorneys' fees, as a result of a default by the other party under this lease, then such expenses shall be reimbursed by such party as additional rent, whether or not such default is subsequently cured.

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ARTICLE XVI

Notices

Any notice required or permitted to be given or served by either party to this Lease shall be deemed to have been given or served when made in writing, by certified or registered mail, addressed as follow:

Lessor:	ONE SUMMIT II, LLC
C/O HANNING & BEAN ENTERPRISES, INC.
200 E. MAIN ST., SUITE 580
FORT WAYNE, IN 46802

Lessee:	FREEDOM FREIGHT SOLUTIONS, LLC
300 Growth Parkway
Angola, IN 46703

All rental payments shall be made to the Lessor at the above address. The addresses may be changed from time to time by either party by serving notice as above provided.

ARTICLE XVII

Miscellaneous Provisions

Section 17.1 Force Majeure. Both parties shall be excused from performing any obligation or undertaking provided in this lease in the event and/or so long as the performance of any obligation is prevented or delayed, retarded or hindered by Act of God, fire, earthquake, floods, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure equipment, facilities, materials, or supplies in the open market, failure of power, failure of transportation, strikes, lockouts, actions of labor unions, condemnation, requisition, law, orders of government or civil or military authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of such party.

Section 17.2 Attornment. The term "Landlord" as used in this lease, so far as covenants or obligations on the part of Landlord arc concerned, shall be limited to mean and include only the owners at the time in question of the fee simple estate, then the party conveying said fee simple estate shall be automatically relieved after the date of such transfer, of all personal liability as respects the performance of any obligations contained in this lease arising out of acts thereafter occurring or covenants thereafter lo be performed, it being intended hereby that all the obligations contained in this lease on the part of Landlord shall be binding upon Landlord, its successors and assigns, only during and in respect of their respective periods of ownership of said fee simple estate in the premises.

Section 17.3 Subordination. Tenant agrees that this lease and Tenants interest in this lease is subordinate to any mortgage, deed of trust or other method of financing or refinancing now or hereafter encumbering the leased premises, the land underlying the leased premises and/or the building of which the leased premises comprise a part; and lo all renewals, modifications, replacements, consolidations and extensions thereof. The Subordination of this lease and Tenant's interest herein as aforesaid (The Subordination) is effective and self-operative without !he execution of any further instrument on the part of either party hereto; provided, however, that Tenant may, upon its written request and notification of Landlord, commencement within thirty (30) days from the effective commencement date of this lease and not otherwise, condition the subordination by requiring the delivery to Tenant of a "Non-Disturbance Letter" from the holder of any such mortgage, deed of trust or other security instrument to the effect that in the event of a foreclosure or other action taken under such security instrument, that this lease and the rights of Tenant hereunder shall not be disturbed, diminished, or interfered with, but shall continue in full force and effect so long as Tenant shall not be in default hereunder. In such event, The Subordination shall be effective upon delivery to Tenant of the "Non Disturbance Letter".

In any event, if any such mortgage, deed of trust, or other security instrument encumbering the leased premises is foreclosed for any reason, and the holder of such mortgage, deed of trust or other security instrument succeeds to the interest of Landlord under this lease, Tenant shall be bound to such mortgage, deed of trust or security holders under all the terms of this lease for the balance of the term thereof remaining, with the same force and effect as if said mortgagee were the Landlord under this lease; an Tenant hereby attorns to the mortgagee as its Landlord, such attornment to be effective and self-operative, without the execution of any further instrument on the part of either of the parties hereto, immediately upon the mortgagee succeeding to the interest of Landlord under this lease.

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Section 17.4 Headings and Definitions.

A.	It is agreed that the headings and phrases as to the contents of particular paragraphs of this lease are inserted only as a matter of convenience and for reference, and in no way are intended to be a part of this lease, or in any way to define, limit or describe the scope or intent of the particular paragraph to which they refer.

B.	Where in this instrument pronouns or words indicating the singular number appear, such words shall be considered as masculine, feminine, or neuter pronouns or words indicating the plural number, and vice versa, where the context indicates the propriety of such use.

Section 17.5 Modification. Landlord and Tenant agree that this lease contains the entire agreement between them and shall not be modified in any manner except y an instrument in writing signed by each of them.

Section 17.6 Benefit. Except as provided for in Section l 7.2 hereinabove, this lease shall insure to the benefit of and be binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and such assigns and sublessees as may be permitted hereunder.

Section 17.7 Authorization. Each individual executing this lease on behalf of a corporation represents and warrants that he has been authorized to do so by the Board of Directors of such corporation.

Section l 7.8 Certifications and Confirmations (Estoppel Certificates) of Lease Status. Tenant agrees that from time to time, upon the request of Landlord, it will execute and deliver such statement or certificates (Estoppel Certificates) as may be required by any lender or prospective purchaser of Landlord regarding the status of Tenant's lease and occupancy. Tenant further agrees that within thirty (30) days after receipt from Landlord of a request for confirmation of lease terms and status it will execute and return same to Landlord, noting any corrections thereto, failing which the terms and status of this lease and Tenant's occupancy thereunder shall be deemed as staled in such notice.

ARTICLE XVIII

Environmental & Code Matters

Section 18.01 Definitions. The following definitions are applicable to this Article of this Lease Agreement:

A.	"Environmental Requirements" shall mean:

All applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, State of Indiana, and any and all political subdivisions thereof and any and all applicable judicial, administrative, and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, but not limited to the following statutes: the Comprehensive Environmental Response, Compensation and Liability Law, IND. CODE 13-7-22.5 ("RPTL") or any one or more of them.

B.	"Environmental Damages" means:

All claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), punitive damages, encumbrances, liens, costs and expenses of investigation, defense and negotiation of any claim or action, whether or not such claim or action is ultimately defeated, and any good faith settlement of judgment, of whatever kind of nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation attorneys' fees and disbursements and consultant's fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about or beneath the Real Estate.

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C.	"Hazardous Material" means any substance:

l.	The presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

2.	Which is or becomes defined as "hazardous waste", "hazardous substance", pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation: CERCLA:SARA:RCRA: and Indiana's State superfund law, IND. CODE S13-7-5-99, or any one or more of them; or

3.	Which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission board, agency or instrumentality of the United States, the State of Indiana, or any political subdivision thereof; or

4.	The presence of which on the Real Estate poses a risk to the health or safety of persons on or about the Real Estate; or

5,	Which contains gasoline, diesel fuel or other petroleum hydrocarbons, except for Tenant's inventory of plastics materials and products.

Section 18.02 Operation of the Real Estate. Tenant shall comply with all Stale, Local & Environmental Code Requirements pertaining to 01· imposed upon Tenant's operations on, or Tenant's use of Real Estate and the facilities located thereon. Tenant shall provide to Landlord such documents, records or information as Landlord may reasonably request concerning Tenant's compliance with Environmental Requirements. Tenant shall also provide to Landlord copies of any complaints, decrees, orders, claims or other notices, immediately upon receipt, relating to the noncompliance with or a violation of any Environmental Requirement pertaining to Tenant's operations on or Tenant's use of the Real Estate or the facilities located thereon.

Section 18.03 Agreement to Indemnify, Defend and Hold Harmless by Tenant. Tenant agrees to indemnify, defend, reimburse and hold harmless Landlord against any and all Environmental Damages that occur during the term of this lease or renewals thereof, including, but not limited to, attorneys' fees, arising from the Tenant's placement or use of Hazardous Materials on the Real Estate or arising from Tenant's failure to comply with any Environmental Requirements pertaining to Tenant's operations on or Tenant's use of the Real Estate or facilities located thereon. This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits or proceedings are groundless, false or fraudulent, including, but not limited to: attorney's fees; conducting all negotiations of any description; and paying and discharging, when ands the same become due, any and all judgments, penalties or other sums due against Landlord. Landlord shall cooperate ,with Tenant should Tenant be required to indemnify Landlord.

Section 18.04 Survival of Terms. The above Sections 18.01 through 18.03 shall survive the expiration or termination of this Lease, the discharge of all other obligations owed by the parties to each other under this lease, and any transfer of interest to the Real Estate of the Lease.

This lease consists of XVIII (18) Articles numbered consecutively, together with a Rider consisting of three (3) pages, with pages numbered consecutively one (I) through twenty (20), including the Special Provisions terms page, Exhibit A and Exhibit B.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease on the day and year first above written.

LANDLORD:	TENANT:

/s/ Bill Bean For ONE SUMMIT II, LLC Title: Mgr	/s/ James L. Evans For FREEDOM FREIGHT SOLUTIONS, LLC Title: President

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RIDER

RULES AND REGULATIONS

I.	No sign, picture, lettering, notice or advisement of any kind shall be painted or displayed on or from the windows, doors, roof, or outside walls of the Building. All of Tenant's interior signs, sign painting or lettering shall be done in a manner approved by Landlord, and the cost thereof shall be paid by Tenant. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred for such removal to Tenant.

2.	Tenant shall not use the name of the Building for any purpose other than that of the business address of Tenant. Tenant agrees that Landlord may assign a name to the Building and/or change the name of the Building at Landlord's option.

3.	The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Leased Premises.

4.	No curtains, blinds, shades, screens, awnings, or other projections shall be attached to or hung in, or used in connection with, any window or door of the leased Premises or outside wall of the Building without the prior written consent of the Landlord, nor shall the Tenant place objects against glass partitions, doors or windows which would be unsightly from the Building's corridors, or from the exterior of the Building.

5.	Any carpeting cemented down shall be installed with releasable adhesive.

6.	No animals or pets or bicycles or other vehicles shall be brought or permitted to be in the Building or the Leased Premises.

7.	The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents visitors or licensees, shall have caused the same. Tenant shall not waste electricity, water or air conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning. Tenant shall not adjust any controls other than room thermostats installed for Tenant's use. Tenant shall keep all corridor doors closed.

8.	No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct.

9.	Tenant shall not cause of permit unusual or objectionable odor to be produced upon or permeate from the Premises, including duplicating or printing equipment emitting noxious fumes. Tenant shall not allow any cooking on the Leased Premises. Tenant shall not disturb any occupants of this or neighboring building or premises by the use of any musical instruments, radio, television, loud speakers, or by any unseemly or disturbing noise.

10.	No tenant shall throw anything out of the door, windows, or down any passageways or elevator shafts.

11.	Vending machines will not be permitted to be installed by anyone but the Landlord.

12.	Canvassing, soliciting, and peddling in the building is prohibited and each tenant shall cooperate to prevent the same.

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13.	No additional locks or bolts of any kind shall be placed upon any of the doors and windows by any tenant, nor shall any change be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of his tenancy, return to the Landlord all keys of storage, offices, and toilet rooms, either furnished to or otherwise procured by Tenant in the event of the loss of any keys, so furnished, such tenant shall pay to the Landlord the cost thereof.

14.	Tenant assumes full responsibility for protecting the Leased Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Leased Premises closed and secured.

15.	Tenant is not permitted to use any part of the Building or the common areas for any manufacturing, storage, sale of merchandise, or property of any kind; or for lodging or sleeping, or for any immoral or illegal purpose. Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Leased Premises for general office purposes.

16.	All loading, unloading, receiving, or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways provided for such purposes by Landlord.

17.	All safes, freight, furniture, or other bulky matter of any description shall be carried in or out of the Leased Premises only at such times and in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe, furniture, or other bulky article which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Leased Premises or the Building in which they are located, or to the other tenants or occupants of the Building. Tenant shall be responsible for any damage to the Building or the property of its tenants or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Leased Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use of moving of such articles.

18.	Tenant shall not bring in or allow to be kept upon the Leased Premises any inflammable, combustible or explosive fluid, chemical or substance or any article deemed extra hazardous on account of fire or· other dangerous properties.

19.	Tenant shall not employee any person to perform any cleaning, repairing, janitorial, decorating, painting, or other services or work in or about the Leased Premises, except with the approval of Landlord, not be unreasonably withheld.

20.	Tenant shall not overload any floor and shall not install any heavy objects, safes, business machines, files or other equipment without having received Landlord's prior written consent as to size, maximum weight, routing and locating thereof. Safes, furniture, equipment, machines and other large or bulky articles shall be brought through the Building and in and out of the Leased Premises at such times and in such manner as the Landlord shall reasonably direct (including the designation of elevator) and at Tenant's sole risk and responsibility. Prior to Tenant's removal of such articles from the Leased Premises, Tenant shall obtain written authorization therefore at the Office of the Building and shall present such writing to a designated employee of Landlord.

21.	Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the Leased Premises or the public area of the Building regardless of whether such loss occurs when the Leased Premises are Locked or not.

22.	The Landlord reserves the right to exclude from the Building between the hours of 7:00 o'clock p.m. and 7:00 o'clock a.m. and at all hours on Sundays and legal holidays all persons who do not present a pass to the Building signed by the Landlord. The Landlord will furnish passes to persons for who any tenant requests same in writing. Each tenant shall be responsible for all persons for who he requests such pass and shall be liable to the Landlord for all acts of such persons.

23.	The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 o'clock p.m., and the windows may be cleaned at any time. Tenant shall provide adequate waste rubbish receptacles to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning services.

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24.	Tenant will refer to the Building Manager all contractors and installation technicians rendering any service for Tenant for supervision and approval before performance of any contractual services. Tenant will not permit any mechanic's liens to be places against the Leased Premises,

25.	Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

26.	Tenant may request heating and/or air conditioning for non-business hours by submitting a written request therefore, to the Building Manager's Office no later than 2:00 o'clock p.m. the preceding workday (Monday through Friday). The request must clearly state the start and stop of the non-business hour service. Each tenant representative designated in the Lease will submit to the Building Manager a list of personnel who are authorized to make such requests.

27.	Charges, to be determined when the Building is in operation, will be fair and reasonable and reflect the additional operating costs involved and the necessity of having maintenance personnel on duty for a full shift, regardless of the actual time the equipment is in use. If two or more tenants originate similar requests, charges shall be prorated by hours of operation.

28.	Wherever the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, servants and visitors. Wherever the work "Landlord" occurs, it is understood and agreed that it shall mean Landlord's associates, agents, clerks, servants and visitors.

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SPECIAL PROVISIONS

1.	Premises. Tenant accepts Premises in "As Is" condition.

2.	2nd Floor Amenities. Tenant shall have the right to utilize the board room and auditorium on the 2nd floor of the Building, at no charge, for occasional meetings and functions. This usage shall be in accordance with the property's rules for usage and room reservation policy.

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“EXHIBIT A”

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